As filed with the Securities and Exchange Commission on September 23, 2019

Registration No. 333-233879

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-1496050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

  3 West Paces Ferry Road

Suite 200

Atlanta, Georgia 30305

Telephone: (404) 504-7472

 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Repay Holdings Corporation Omnibus Incentive Plan

(Full title of the plan)

Tyler B. Dempsey, Esq.

General Counsel

3 West Paces Ferry Road

Suite 200

Atlanta, Georgia 30305

Telephone: (404) 504-7472

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Roxane F. Reardon, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Telephone: (212) 455-2000

Telecopy: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY Note

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-8, initially filed on September 20, 2019 (the “Original Registration Statement,” and together with this Amendment No. 1, the “Registration Statement”), is to update the section entitled “Item 7. Exemption from Registration Claimed” in Part II therein and to add Thomas Sullivan, Vice President, Corporate Controller as Principal Accounting Officer to the signature page of the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement and the signature page of the Registration Statement. This Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 26, 2019 (File No. 001-38531);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 15, 2019 and July 10, 2019, respectively (File No. 001-38531);

●	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 22, 2019, February 12, 2019, April 17, 2019, May 9, 2019, May 21, 2019, May 29, 2019, June 20, 2019, July 10, 2019, July 17, 2019, July 26, 2019, August 14, 2019, August 14, 2019, August 19, 2019 and September 20, 2019 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531); and

●	the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38531), filed with the SEC on June 15, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Tyler B. Dempsey, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Registrant, participates in the Incentive Plan and owns shares of our Class A common stock, including shares of Restricted Stock which may be resold pursuant to the reoffer prospectus which forms a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

The Company has relied upon Section 4(a)(2) of the Securities Act with respect to the issuance of the restricted securities to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1*	Certificate of Incorporation of Repay Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 17, 2019).
4.2*	By-laws of Repay Holdings Corporation (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on July 17, 2019).
5.1*	Opinion of Tyler B. Dempsey.
23.1*	Consent of Warren Averett, LLC.
23.2*	Consent of Grant Thornton LLP for Hawk Parent Holdings LLC.
23.3*	Consent of Grant Thornton LLP for Thunder Bridge Acquisition, Ltd.
23.4*	Consent of Honkamp Krueger & Co., P.C. for TriSource Solutions, LLC.
23.5*	Consent of Tyler B. Dempsey (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in the signature pages to the Original Registration Statement).
24.2**	Power of Attorney (included in the signature pages to this Registration Statement).
99.1*	Repay Holdings Corporation Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K filed on July 17, 2019).
99.2*	Amendment No. 1 to the Repay Holdings Corporation Omnibus Incentive Plan, dated as of September 20, 2019.
99.3*	Form of Repay Holdings Corporation Time-Vesting Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on July 17, 2019).
99.4*	Form of Repay Holdings Corporation Performance-Vesting Restricted Stock Agreement (incorporated herein by reference to 10.18 to the Company’s Current Report on Form 8-K filed on July 17, 2019).

* Previously filed

** Filed herewith

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on September 23, 2019.

REPAY HOLDINGS CORPORATION

By:	/s/ Timothy J. Murphy
Name: Timothy J. Murphy
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Capacity	Date

*	Chief Executive Officer and Director (principal executive officer)	September 23, 2019
John Morris

*	President, Director	September 23, 2019
Shaler Alias

/s/ Timothy J. Murphy	Chief Financial Officer (principal financial officer)	September 23, 2019
Timothy J. Murphy

*	Director	September 23, 2019
Richard E. Thornburgh

*	Director	September 23, 2019
William Jacobs

*	Director	September 23, 2019
Paul R. Garcia

*	Director	September 23, 2019
Robert H. Hartheimer

*	Director	September 23, 2019
Maryann Goebel

*	Director	September 23, 2019
Peter J. Kight

*	Director	September 23, 2019
Jeremy Schein

*By:	/s/ TIMOTHY J. MURPHY
Timothy J. Murphy
Attorney-in-Fact

SIGNATURE AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints John Morris and Timothy J. Murphy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Repay Holdings Corporation, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Repay Holdings Corporation to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Capacity	Date

/s/ Thomas Sullivan	Vice President, Corporate Controller (principal accounting officer)	September 23, 2019
Thomas Sullivan

II-4